UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2008 (May 28, 2008)
REGENERON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New York	000-19034	13-3444607

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707

(Address of principal executive offices)	(Zip Code)
(914) 347-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
On May 28th and 29th, 2008, the Company repurchased $50 million in principal amount of its 5.5% Convertible Senior Subordinated Notes due October 17, 2008 (the “Notes”) in privately negotiated transactions at a price equal to 101 percent of par value plus accrued interest.
Effective June 2, 2008, the Company’s Board of Directors authorized the repurchase from time to time of additional Notes in privately negotiated transactions. The Board’s authorization covers up to the remaining $150 million in outstanding principal amount of the Notes. However, such additional repurchases, if any, will depend on available pricing terms and other factors, including general market conditions.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Dated: June 4, 2008	By:	/s/ Stuart Kolinski
Stuart Kolinski
Senior Vice President and General Counsel

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